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                                                                     Exhibit 5.1

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]


25 April 2006

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
RAM Holdings Ltd.                         DIRECT LINE:   +1 441 299 4954
RAM Re House                              E-MAIL: Marcello.Ausenda@conyersdillandpearman.com
46 Reid Street                            OUR REF:     MAA/edm/378137/corpdocs/174218
Hamilton HM 12                            YOUR REF:
Bermuda

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Dear Sirs

RAM HOLDINGS LTD.

We have acted as special legal counsel in Bermuda to RAM Holdings Ltd. in connection with a registration statement on form S-1 (Registration No. 333-131763) filed with the U.S. Securities and Exchange Commission (the "Commission") on 10 February 2006 as amended (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 13,111,576 common shares, par value US$0.10 each, of which 1,350,000 are being offered by the company continuing as a result of the amalgamation of RAM Holdings Ltd. and RAM Holdings II Ltd. (such amalgamated company, the "Company") and 11,761,576 (the "Issued Shares") are being offered by certain selling shareholders of the Company (the "Selling Shareholders") together with an additional 1,966,736 common shares, par value US$0.10 each (the "Over Allotment Shares"), subject to an over-allotment option granted to the underwriters by the Selling Shareholders (together, the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 25 April 2006, copies of unanimous written resolutions of the board of directors of the Company dated 8 February 2006 (the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and


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effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that prior to issuance of the Common Shares (other than the Issued Shares): (i) the amalgamation of RAM Holdings Ltd. and RAM Holdings II Ltd. (the "Amalgamation") will have been duly authorised and approved by those companies and registered by the Bermuda Register of Companies and a certificate of amalgamation will have been duly issued to the Company evidencing such amalgamation; (ii) the Company will have taken all steps necessary to authorise and effect a 10 for 1 sub-division of its common shares and an issuance of bonus shares on a 0.3 for 1 basis (the "Recapitalisation"); (iii) the pricing committee of the Company's board of directors will have approved the terms of the offering of the Common Shares pursuant to the Registration Statement as contemplated by the Minutes, (h) that immediately prior to the Amalgamation, the Selling Shareholders will be the registered holders of 1,056,024 fully paid shares in the aggregate of RAM Holdings Ltd. and RAM Holdings II Ltd.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. When issued and paid for as contemplated by the Registration Statement, the Common Shares (other than the Issued Shares) will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3. Based solely upon a review of the register of members of RAM Holdings Ltd. and the register of members of RAM Holdings II Ltd. certified by such Company Secretary on 25 April 2006, immediately following the Amalgamation and the Recapitalisation the Issued Shares and the Over Allotment Shares will be validly issued, fully paid and non-assessable.

4. The statements under the caption "Material Tax Considerations" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the


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Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully


/S/ CONYERS DILL & PEARMAN













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